INDEMNIFICATION AGREEMENT

AGREEMENT, made as of the 4th day of April, 2005, between Ventures-National, Inc. (d/b/a Titan General Holdings, Inc.), a Utah corporation (“Titan”), and Farwell Equity Partners, LLC, a Delaware limited liability corporation (“Farwell”).

WHEREAS, Titan has entered into a Security Agreement dated as of November 20, 2003 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), pursuant to which Laurus Master Fund, Ltd. (the “Pledgee”) provides or will provide certain financial accommodations to Titan; and

WHEREAS, in order to induce the Pledgee to provide or continue to provide the financial accommodations described in the Security Agreement, Farwell has agreed to pledge and grant a security interest in collateral to the Pledgee on the terms and conditions set forth in a Stock Pledge Agreement between Farwell, Titan and the Pledgee, dated as of the date hereof (the “Agreement”); and

WHEREAS, Titan wishes to indemnify Farwell for any liabilities it may incur as a result of or arising from the Agreement.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged:

1. Titan agrees to indemnify and hold harmless Farwell, its officer, directors, members and anyone affiliated therewith in any manner (each, an “Indemnified Party”), against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys and consultants) of any kind or nature whatsoever, to the extent sustained, suffered or incurred by or made against any Indemnified Party (collectively, a “Loss”), to the extent based upon, arising out of or in connection with the Agreement. An Indemnified Party shall be entitled to the indemnification rights provided herein if an Indemnified Party is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature.

2. All reasonable expenses and costs incurred by the Indemnified Party (including attorneys' fees, retainers and advances of disbursements required) shall be paid by Titan in advance of the final disposition of such action, suit or proceeding at the request of the Indemnified Party. The Indemnified Party’s entitlement to such expenses shall include those incurred in connection with any proceeding by the Indemnified Party seeking an adjudication or award in arbitration pursuant to this Agreement.

3. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

4. This Agreement, together with the schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements between them relating to the subject matter hereof.

5. This Agreement and the transactions contemplated hereby shall be governed and construed by and enforced in accordance with the laws of the State of New York, without regard to conflict of laws principles.

6. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

VENTURES-NATIONAL, INC.

By:	/s/ CURTIS OKUMURA
Curtis Okumura
Title: President

FARWELL EQUITY PARTNERS, LLC

By:	/s/ DAVID MARKS
David Marks
Title: Managing Member